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                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                         ----------------------------


                                   FORM 8-K

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934




       Date of Report (Date of earliest event reported): June 15, 2001

                          TELECOMM INDUSTRIES, CORP.

            (Exact name of registrant as specified in its charter)

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        Delaware                    0-4410                   34-1765902
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    (State or other            (commission file            (IRS employer
    jurisdiction of                number)              identification no.)
     incorporation)
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                          9345 Ravenna Road, Suite A
                             Twinsburg, OH 44087

            (Address of principal executive offices and zip code)

      Registrant's telephone number, including area code: (330) 963-0566

                       8450 Westfield Blvd., Suite 100
                         Indianapolis, Indiana 46240

                (Former Address if changed since last report)

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Item 3.   Bankruptcy

On June 4, 2001, the board of directors of the Company authorized and directed the filing of a voluntary petition for bankruptcy. On June 6, 2001, a petition was filed in the U.S. Bankruptcy Court, Northern District of Ohio pursuant to Chapter 11 of the Bankruptcy Reform Act of 1978, under case number 01-52139. The Chapter 11 proceeding leaves the assets in the possession of the existing directors and officers, but subject to the supervision and orders of the bankruptcy court.

Item 5.   Other Items

      On June 1, 2001, the Company entered into a management agreement with S&G Communications, LLC. On June 4, 2001, the board of directors ratified the execution of the management agreement. Pursuant to the management agreement, S&G will protect and preserve the assets of the Company and provide operational support in the Indianapolis, Louisville and Schereville offices.

Item 6.   Resignation of Director

      On June 3, 2001, Michael A. Keresman, III tendered his oral resignation as a director of the Company in order to more fully pursue other interests. The board accepted Mr. Keresman's resignation on June 4, 2001.


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                                  SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            TELECOMM INDUSTRIES CORP.



Date: June 15, 2001                     By: /S/Raymond W. Sheets
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                                            Raymond W. Sheets, Jr.
                                            Chief Executive Officer and
                                            Chairman of the Board.